SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008 (July 28, 2008)
SIRIUS SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On July 28, 2008, XM Satellite Radio Holdings Inc. (“XM”) completed its merger (the “Merger”) with and into Vernon Merger Corporation (“Merger Co.”), our wholly-owned subsidiary, as a result of which XM is now our wholly-owned subsidiary. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2007, entered into by and among us, XM and Merger Co.
Item 1.01 Entry Into a Material Definitive Agreement
Second Supplemental Indenture to Indenture for 1.75% Convertible Senior Notes
     On July 28, 2008, we, XM and The Bank of New York Mellon, as trustee, entered into a second supplemental indenture to the indenture governing XM’s 1.75% Convertible Senior Notes due 2009 (the “1.75% Notes”). Pursuant to the second supplemental indenture, the 1.75% Notes became convertible at the option of the holder into shares of our common stock initially at a conversion rate of 92.0 shares of our common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $10.87 per share of our common stock (subject to adjustment in certain events), at any time until December 1, 2009. XM’s outstanding 10% Senior Secured Discount Convertible Notes due 2009 similarly became convertible upon closing of the merger into shares of our common stock at an initial conversion price of $0.69 per share (subject to adjustment in certain events). The terms of the indenture for these notes did not require us to enter into a supplemental indenture.
First Supplemental Warrant for Warrant Agreement, dated March 15, 2000
     On July 28, 2008, we, XM and The Bank of New York Mellon entered into a first supplemental warrant to the warrant agreement governing XM’s warrants issued in connection with XM’s 14% Senior Secured Notes due 2010 (the “2010 Warrants”). Pursuant to the first supplemental warrant, each of the 2010 Warrants became exercisable for 40.39 shares of our common stock at an exercise price of $9.83 per share and we assumed the covenants, agreements, obligations and undertakings of XM under the warrant agreement and the 2010 Warrants.
First Supplemental Warrant for Warrant Agreement, dated January 28, 2003
     On July 28, 2008, we, XM and The Bank of New York Mellon entered into a first supplemental warrant to the warrant agreement governing XM’s warrants issued in connection with XM’s 14% Senior Secured Discount Notes due 2009 (the “2009 Warrants”). Pursuant to the first supplemental warrant, each of the 2009 Warrants became exercisable for 391.00 shares of our common stock at an exercise price of $0.69 per share and we assumed the covenants, agreements, obligations and undertakings of XM under the warrant agreement and the 2009 Warrants.
Written Instrument for Common Stock Purchase Warrant, dated June 3, 2005
     On July 28, 2008, we entered into a written instrument to the common stock purchase warrant governing XM’s warrant issued to Space Systems/Loral Inc. (the “SS/L Warrant”). Pursuant to the written instrument, the SS/L Warrant became exercisable for 1,840,000 shares of our common stock at an exercise price of $7.05 per share and we assumed the obligation to deliver to Space Systems/Loral Inc. the shares of stock, securities or assets to which the warrantholder may be entitled under the SS/L Warrant, and all other obligations of XM under the SS/L Warrant.

Written Instrument for Common Stock Purchase Warrant, dated May 4, 2006
     On July 28, 2008, we entered into a written instrument to the common stock purchase warrant governing XM’s warrant originally issued to Boeing Satellite Systems and currently held by Bank of America, N.A. (the “BofA Warrant”). Pursuant to the written instrument, the BofA Warrant became exercisable for 2,300,000 shares of our common stock at an exercise price of $2.94 per share and we assumed the obligation to deliver to Bank of America, N.A. the shares of stock, securities or assets to which the warrantholder may be entitled under the BofA Warrant, and all other obligations of XM under the BofA Warrant.
Item 2.01 Completion of Acquisition or Disposition of Assets
     Pursuant to the Merger Agreement, on July 28, 2008, Merger Co. merged with and into XM, with XM as the surviving corporation in the Merger and continuing as our direct wholly owned subsidiary. Pursuant to the Merger Agreement, each outstanding share of the common stock of XM was converted in the Merger into the right to receive 4.6 fully paid and nonassessable shares of our common stock, and each outstanding share of the series A convertible preferred stock of XM was converted in the merger into the right to receive 4.6 fully paid and nonassessable shares of a newly-designated series of our preferred stock, described below in Item 5.03.
     The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2007, and is incorporated herein by reference.
     Our common stock will continue to trade on the Nasdaq Global Select Market under the symbol “SIRI”. Following consummation of the Merger, the common stock of XM was delisted from the NASDAQ Global Select Market. We intend to change our name to Sirius XM Radio Inc.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 28, 2008, effective immediately prior to the effective time of the Merger, Joseph P. Clayton, Warren N. Lieberfarb and Michael McGuiness resigned from our board of directors, with Mr. Clayton also resigning as chairman of our board of directors.
     On the same date, effective as of the effective time of the Merger, as approved by resolutions of our board of directors and pursuant to the Merger Agreement, the number of directors on our board of directors was increased from eight to twelve. Effective at the same time, each of the following former members of the XM board of directors was elected to our board of directors:
Joan Amble
Eddy Hartenstein
Chet Huber
John Mendel
Gary Parsons
Jack Shaw
Jeff Zients

     Also effective at the same time, our board of directors appointed Gary Parsons as Chairman of our board of directors pursuant to the Merger Agreement. As of the time of the filing of this Report, the newly-elected directors have not been appointed to any committees of our board of directors and we have not determined to which committees, the newly-elected directors may be appointed.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 28, 2008, we amended our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 4,500,000,000, and the total number of shares that we have the authority to issue to 4,550,000,000. On the same date and as contemplated by the Merger Agreement, we amended our Amended and Restated Bylaws to provide that, for a period of two years following the completion of the merger, (i) any termination or replacement of either our chief executive officer or chairman of the board of directors as of the completion of the merger (or such individual’s successor) or (ii) any sale, transfer or other disposition of assets, rights or properties which are material, individually or in the aggregate, to us (or the execution of any agreement to take any such action), will require the prior approval of a majority of the independent directors on our board of directors.
     Also on the same date, as contemplated by the Merger Agreement and as approved by our board of directors, we created a new series of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”), which has the same powers, designations, preferences, rights and qualifications, limitations and restrictions as the series A convertible preferred stock of XM, except that such preferred stock has the right to vote with the holders of the our common stock as a single class, with each share of preferred stock having 1/5th of a vote.
     The Certificate of Amendment of our Amended and Restated Certificate of Incorporation, the Amendment to our Amended and Restated By-Laws and the Certificate of Designations of Series A Convertible Preferred Stock are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.
Item 8.01 Other Events
     On July 29, 2008, we issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
     The financial statements required by this Item with respect to XM are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
     The unaudited pro forma condensed combined statement of income as of March 31, 2008 and for the fiscal year ended December 31, 2007, the unaudited pro forma combined balance sheet as of March 31, 2008, and accompanying notes are filed as Exhibit 99.2 and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on February 21, 2007).

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius Satellite Radio Inc., dated July 28, 2008.

3.2	Certificate of Amendment of the Amended and Restated By-Laws of Sirius Satellite Radio Inc., dated July 28, 2008.

3.3	Certificate of Designations of Series A Convertible Preferred Stock of Sirius Satellite Radio Inc., dated July 28, 2008.

99.1	Press Release issued by Sirius Satellite Radio Inc., dated July 29, 2008.

99.2	The unaudited pro forma condensed combined statement of income as of March 31, 2008 and for the fiscal year ended December 31, 2007, the unaudited pro forma combined balance sheet as of March 31, 2008, and the notes related thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS SATELLITE RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: August 1, 2008

EXHIBITS

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on February 21, 2007).

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Sirius Satellite Radio Inc., dated July 28, 2008.

3.2	Certificate of Amendment of the Amended and Restated By-Laws of Sirius Satellite Radio Inc., dated July 28, 2008.

3.3	Certificate of Designations of Series A Convertible Preferred Stock of Sirius Satellite Radio Inc., dated July 28, 2008.

99.1	Press Release issued by Sirius Satellite Radio Inc., dated July 29, 2008.

99.2	The unaudited pro forma condensed combined statement of income as of March 31, 2008 and for the fiscal year ended December 31, 2007, the unaudited pro forma combined balance sheet as of March 31, 2008, and the notes related thereto.